                                                                    EXHIBIT 24.2

                            CERTIFICATE OF SECRETARY


        I, Allison L. Gilliam, Assistant Secretary of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on September 27, 2000, at which meeting a quorum was present and acting throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

        IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation as of this 3rd day of October, 2000.



                                              /s/ ALLISON L. GILLIAM
                                             -----------------------
                                             Assistant Secretary

(CORPORATE SEAL)

                                 RESOLUTIONS OF
                            THE BOARD OF DIRECTORS OF
                           BANK OF AMERICA CORPORATION

                               September 27, 2000

           Authorization and Registration of Debt and Other Securities
                          and Appointment of Committee

         RESOLVED FURTHER, that Paul J. Polking and Charles M. Berger hereby are appointed attorneys-in-fact for, and each of them with full power to act without the other hereby is authorized and empowered to sign the Registration Statement and any amendment or amendments (including any pre-effective or post-effective amendments) thereto on behalf of, the Corporation and any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation;

         RESOLVED FURTHER, that Paul J. Polking is hereby designated as Agent for Service of the Corporation with all such powers as are provided by the Rules and Regulations of the Securities and Exchange Commission;

         RESOLVED FURTHER, that the officers of the Corporation hereby are authorized and directed to do all things necessary, appropriate or convenient to carry into effect the foregoing resolutions.